Exhibit 10.22

NOTE PURCHASE AND RESTRUCTURING AGREEMENT

This NOTE PURCHASE AND RESTRUCTURING AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2016 (the “Effective Date”), by and among Greenwood Hall, Inc., a Nevada corporation (the “Company”), and Redwood Fund, LP, a Delaware limited partnership (“Investor”). Each of the Company and Investor shall hereinafter be referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

A.           On March 31, 2015, the Company issued to Investor that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “March 2015 Redwood Note”) with a principal amount of $295,000, which March 2015 Redwood Note has an outstanding balance of $0 as of the Effective Date;

B.           On August 14, 2015, the Company issued to Investor that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “August 2015 Redwood Note”) with a principal amount of $588,236.30, which August 2015 Redwood Note has an outstanding balance of $654,956.80 as of the Effective Date;

C.           On November 6, 2015, the Company issued to Investor that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “November 2015 Redwood Note”) with a principal amount of $125,000, which November 2015 Redwood Note has an outstanding balance of $138,345.89 as of the Effective Date;

D.           On December 14, 2015, the Company issued to Investor that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “December 2015 Redwood Note”) with a principal amount of $30,000, which December 2015 Redwood Note was amended on January 18, 2016 to increase the principal amount thereon to $45,100 and has an outstanding balance of $48,910.64 as of the Effective Date;

E.           On February 4, 2016, the Company issued to Investor that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “February 2016 Redwood Note”) with a principal amount of $235,294.18, which February 2016 Redwood Note has an outstanding balance of $250,765.58 as of the Effective Date;

F.           The August 2015 Redwood Note, the November 2015 Redwood Note, the December 2015 Redwood Note and the February 2016 Redwood Note (collectively referred to as the “Redwood Notes”), have a combined principal amount of $993,630.48 and, as of the Effective Date, a combined outstanding balance of $1,092,978.91 (the “Redwood Note Balance”);

G.           Reference is made herein to that certain convertible promissory note (as amended, amended and restated, supplemented or otherwise modified, the “FirstFire Note”) issued by the Company on December 21, 2015 to FirstFire Global Opportunities Fund, LLC with a principal amount of $250,000, which FirstFire Note has an outstanding balance of $375,000 as of the Effective Date;

H.           The Company contemplates entering into a Loan and Security Agreement with Moriah Education Management, LLC (“Black Dolphin”) on or about the Effective Date, pursuant to which the Company shall issue to Black Dolphin a revolving promissory note (the “Black Dolphin Note”) in the principal amount of up to $3,500,000, secured by substantially all of the assets of the Company; and

I.           The Company and Investor desire to consolidate the Redwood Note Balance into one (1) promissory note, and Investor desires to advance and the Company desires to receive additional funds thereon, in accordance with the terms and conditions set forth in this Agreement, as of the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be bound legally, agree as follows:

1.           Waiver of Default. Investor hereby waives all existing defaults, including financial covenant defaults, cross defaults to other indebtedness and defaults relating to the non-payment of any amounts due under the Note as of the Effective Date.

2.           Sale and Purchase of September 2016 Note.

A.           Sale and Issuance of the September 2016 Note. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, as defined below, and the Company agrees to sell and issue to Investor the promissory note, in substantially the form attached to this Agreement as Exhibit A (the “September 2016 Note”).  In consideration for the payment of $300,000 (the “Purchase Price”), Investor shall receive a September 2016 Note in the principal amount of $1,418,496.92, representing the sum of (i) the Redwood Note Balance, plus (ii) $352,941.18 in additional principal.  The September 2016 Note shall be issued with an original issue discount equal to fifteen percent (15%).

B.           Closing; Delivery. The purchase, sale and issuance of the September 2016 Note shall take place on the date first set forth above (the “Closing”), or at such other time as the Company and Investor mutually agree upon, orally or in writing.  At the Closing, the Company shall deliver to Investor the September 2016 Note to be purchased by Investor against payment of the Purchase Price by check or by wire transfer to the Company’s bank account or an escrow account designated by the Company.

C.           Use of Proceeds. Proceeds from the September 2016 Note shall be used exclusively to satisfy and fully extinguish all obligations under the FirstFire Note.

3.           Termination of Consolidated Notes. Immediately upon the Closing, and without any further action by Investor or the Company, the November 2015 Redwood Note and the December 2015 Redwood Note, with a combined outstanding balance equal to $187,256.53 as of the Effective Date, shall be automatically terminated and of no further force or effect, and there shall be no further obligations of the Company or Investor thereunder as of such date.

4.           Subsequent Restructuring. So long as the Company continues to make timely payments of interest pursuant to the terms of the September 2016 Note, and is not otherwise in default thereunder, on the one (1) year anniversary following the issuance thereof, the Company and Investor shall fully extinguish and terminate all obligations under the September 2016 Note (the “Extinguishment”) and the Company shall issue a new promissory note to Investor in the principal amount outstanding under the September 2016 Note as of the date of Extinguishment, at an original issue discount equal to ten percent (10%).

5.           Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as of the Effective Date that:

A.           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

B.           Authorization.  All corporate action required to be taken by the Company’s Board of Directors, stockholders and creditors in order to authorize the Company to enter into the this Agreement, and issue the September 2016 Note and the authorization, sale, issuance and delivery of the September 2016 Note , and the performance of all obligations of the Company thereunder has been taken or will be taken prior to the Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of the September 2016 Note, and the issuance and delivery of the September 2016 Note has been taken or will be taken prior to the Closing.  The September 2016 Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

C.           Valid Issuance of Security.  The September 2016 Note, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, subject to any restrictions on transfer contained therein and under applicable state and federal securities laws.  Assuming the accuracy of the representations of Investor in Section 6 of this Agreement and subject to the filings described in Section 2.4, the September 2016 Note will be issued in compliance with all applicable federal and state securities laws.

D.           Governmental Consents and Filings.  Assuming the accuracy of the representations made by Investor in Section 6, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by the September 2016 Note, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

E.           Capitalization.  The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

(i) 56,839,723 shares of Common Stock, issued and outstanding immediately prior to the Closing.  All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

(ii) Except for warrants and options to purchase 1,176,473 shares of Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

F.           No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by the 2016 Promissory Note

G.           SEC Filings.

(i) Since January 1, 2014, the Company has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Company was required to file with the SEC (the “SEC Filings”).  As of the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (a) each of the SEC Filings complied as to form in all material respects with the applicable requirements of the Act or the Securities Exchange Act of 1934, as amended (as the case may be), and (b) none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The consolidated financial statements contained in the SEC Filings: (a) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (b) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited financial statements) as permitted by Form 10-Q of the SEC, and except that unadjusted financial statements may not contain footnotes and are subject to year-end audit adjustments; and (c) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby.

6.           Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as of the Effective Date that:

A.           Purchase Entirely for Own Account.  The September 2016 Note to be acquired by Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Investor has not been formed for the specific purpose of acquiring the September 2016 Note.

B.           Knowledge.  Investor is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the September 2016 Note.

C.           Investment Experience.  Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Investor can protect its own interests.  Investor has such knowledge and experience in financial and business matters so that Investor is capable of evaluating the merits and risks of its investment in the Company.

D.           Speculative Nature of Investment.  Investor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks.  Investor can bear the economic risk of the investment and is able, without impairing Investor’s financial condition, to hold the September 2016 Note for an indefinite period of time and to suffer a complete loss of the investment.

E.           Restricted Securities.  Investor understands that the September 2016 Note has not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein.  Investor understands that the September 2016 Note is a “restricted security” under applicable U.S. federal and state securities laws. Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the September 2016 Note, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

F.           Legends.  Investor understands that the September 2016 Note, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

G.           Accredited Investor.  Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

7.           Conditions to Investor’s Obligations at Closing. The obligations of Investor to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

A.           Representations and Warranties.  The representations and warranties of the Company contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

B.           Repayment of Redwood Notes. The Company shall pay to Investor $187,256.53 to satisfy and fully extinguish existing obligations under the November 2015 Redwood Note and the December 2015 Redwood Note at or before the Closing.

C.           Approval of Black Dolphin Note. Investor shall be given a reasonable opportunity to review and approve the Black Dolphin Note, in substantial form, prior to the Closing.

D.           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the September 2016 Note pursuant to this Agreement shall be obtained and effective as of the Closing.

E.           Waivers.  Any and all waivers and consents necessary to issue the September 2016 Note and to waive any applicable anti-dilution provisions have been obtained prior to the Closing.

8.           Conditions to the Company’s Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

A.           Representations and Warranties.  The representations and warranties of Investor contained in Section 6 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

B.           Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the September 2016 Note pursuant to this Agreement shall be obtained and effective as of the Closing.

9.            Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement, including the schedules and exhibits attached hereto, shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

11.          Execution; Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

if to Investor, at:

5023 N. Parkway Calabasas

Calabasas, CA 91302

if to the Company, at:

12424 Wilshire Blvd., Suite 1030

Los Angeles, CA 90025

Attn: Chief Executive Officer

or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

13.         Fees and Expenses.  At the Closing, the Company shall pay to Ladyface Capital, LLC the reasonable legal and administrative fees and expenses incurred by Investor in an amount not to exceed, in the aggregate, $25,000.

14.         Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

15.         Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this Section 15 shall be binding upon Investor and each transferee of the September 2016 Note, each future holder the September 2016 Note and the Company.

16.         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

17.         Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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IN WITNESS WHEREOF, the Parties hereto have caused this Note Purchase and Restructuring Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREENWOOD HALL, INC.

By:
Name: John Hall Title: Chief Executive Officer

REDWOOD FUND, LP

By:	Lady Face Capital, LLC,
Its general partner
By:
Name: Ronald Levy Title: Chief Operating Officer

Exhibit A

September 2016 Note